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                                                             EXHIBIT (a)(5)(LL)

                                      A1119

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN

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SIMON PROPERTY GROUP INC., and
SIMON PROPERTY ACQUISITIONS INC.,

                Plaintiffs,

     vs.

TAUBMAN CENTERS INC., A. ALFRED
TAUBMAN, ROBERT S. TAUBMAN, LISA
A. PAYNE, GRAHAM T. ALLISON, PETER
KARMANOS JR., WILLIAM S. TAUBMAN,
ALLAN J. BLOOSTEIN, JEROME A. CHAZEN,
and S. PARKER GILBERT,

                           Defendants.

Civil Action No. 02-74799
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DEPOSITION OF:                   David Simon
DATE:                            January 24th, 2003
LOCATION:                        Indianapolis, Indiana
LEAD:                            Allan Martin, Esquire
REPORTER:                        Patrice Matthews, CSR

FINAL COPY, SIGNED 01-27-03
JANE ROSE REPORTING, 1-800-825-3341

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                                      A1120

US DISTRICT COURT - MICHIGAN          FINAL                          DAVID SIMON
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 24, 2003

                                                                          Page 1

                                                UNITED STATES DISTRICT COURT
                                                EASTERN DISTRICT OF MICHIGAN

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SIMON PROPERTY GROUP INC., and
SIMON PROPERTY ACQUISITIONS, INC.


           Plaintiffs,

     vs.


TAUBMAN CENTERS INC., A. ALFRED
TAUBMAN, ROBERT S. TAUBMAN, LISA
A. PAYNE, GRAHAM T. ALLISON, PETER
KARMANOS JR., WILLIAM S. TAUBMAN,
ALLAN J. BLOOSTEIN, JEROME A. CHAZEN,
and S. PARKER GILBERT,
                    Defendants.

          Civil Action No. 02-74799
--------------------------------------------------------------------------------


DEPOSITION OF:    David Simon
DATE:             January 24, 2003
LOCATION:         Indianapolis, Indiana
LEAD:             Allan Martin, Esquire
REPORTER:         Patrice Morrison, RMR-CRR

FINAL COPY, SIGNED 01-27-03
JANE ROSE REPORTING, 1-800-825-3341

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1121

US DISTRICT COURT - MICHIGAN          FINAL                          DAVID SIMON
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 24, 2003

                                                                          Page 2

ATTORNEYS FOR DEFENDANTS:
     Allan A. Martin, Esquire
     Jonathan Moses, Esquire
     Kiran Patel, Paralegal
     WACHTELL LIPTON ROSEN & KATZ
     51 West 52nd Street
     New York, New York 10019
     PHONE: 212-403-1000
ATTORNEYS FOR PLAINTIFFS:
     Richard Posen, Esquire
     Rachel Fremmer, Esquire

     WILLKIE FARR & GALLAGHER
     787 Seventh Avenue
     New York, New York 10019

     PHONE: 212-728-8000


ATTORNEYS FOR LIONEL GLANCY and SHAREHOLDER
PLAINTIFFS IN RELATED ACTIONS:

     Jeffrey Norton, Esquire

     WECHSLER HARWOOD
     488 Madison Avenue
     New York, New York 10022

     PHONE: 212-935-7400

COURT REPORTER:
     Patrice Morrison, Certified Realtime Reporter
     JANE ROSE REPORTING
     37 West 16th Street
     New York, New York 10011

VIDEOGRAPHER:

     Pete Zinkan

     JANE ROSE REPORTING

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1122

US DISTRICT COURT - MICHIGAN          FINAL                          DAVID SIMON
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 24, 2003

                                                                        Page 188

     I have the question back, not the answer?

          MR. MARTIN: I'll read the question. what did you say to the Merrill Lynch representatives, and what did they say to you?

          MR. POSEN: Okay. Fine.

Q. It's your best recollection that you had these conversations prior to the first purchase by SPG of TCI shares?

A.   Yes.

          [BEGINNING OF EXCERPT]

Q. Did it come to your attention, sir, that there was a proxy solicitation of TCI shareholders in connection with the authorization of Class B shares?

          I'm sorry, let me rephrase the question.

          Did it come to your attention, sir, that there had been a proxy solicitation of TCI shareholders in connection with the authorization of --

          MR. POSEN: Preferred stock.

Q.   -- preferred stock?

A. Well, I understood through discussions with counsel that they had the ability to -- they had a bucket or a preferred stock -- bucket preferred stock provision.

Q.   What is a bucket preferred stock provision?

A.   Essentially it's something that -- I tend to look

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1123

US DISTRICT COURT - MICHIGAN          FINAL                          DAVID SIMON
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 24, 2003

                                                                        Page 189

     at it as something that's used for financing. You know, preferred stock is, certainly in the REIT industry, is an attractive financing vehicle, and I think they had -- the shareholders had authorized Taubman to use that, you know, if required, for financing and those kind of things.

Q. Did you have an understanding that shareholders of TCI had approved the authorization of preferred stock?

A.   Yes.

Q. And did you know that, sir, prior to your first purchase, you being SPG's first purchase of TCI stock?

A.   Yes.

Q.   Does SPG have a bucket preferred provision?

A.   Yes, I believe so.

Q.   Would you describe that provision.

A. I don't know the details of it, but it's primarily there for issuance for financings, issuing preferred stock for financings that the board would approve.

          [END OF EXCERPT]

Q. Would you look at Exhibit 1. That's the annual report again, at page 66, under the section "Capital Stock."

          MR. POSEN: What page?

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net